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                                                                Exhibit 10.4

                            ANGELICA CORPORATION

                     NONQUALIFIED STOCK OPTION AGREEMENT

      Angelica Corporation, a Missouri corporation (the "Company"), and the person designated in Section 1 below (the "Optionee") hereby agree as follows:

SECTION 1.  BASIC TERMS.

Name of Optionee:                                 Stephen M. O'Hara
                                                  -----------------------------
Social Security Number of Optionee:               [OMITTED FOR CONFIDENTIALITY]
                                                  -----------------------------
Number of Shares Subject to Option:               50,000
                                                  -----------------------------
Option Price/Base Price Per Share:                $25.00
                                                  -----------------------------
Grant Date of Option:                             September 15, 2003
                                                  ------------------
Expiration Date of Option:                        September 15, 2013
                                                  ------------------
Exercisability: The Option shall become immediately exercisable with respect to all shares subject to the Option upon the closing stock price of the Company's Common Stock, as reported by the New York Stock Exchange, being at least $25.00 for five consecutive trading days at any time during the term of this Option. The Option may become exercisable earlier than described in the immediately preceding sentence upon the occurrence of a Change in Control as set forth in Section 2 of this Agreement. The Optionee must be employed by the Company on the date that the Option would have become exercisable.

SECTION 2. ENTIRE AGREEMENT. This Agreement consists of the provisions set forth on this cover page and the further provisions set forth on the following pages. The Optionee represents that he has read and understood such further provisions, which are binding on the parties as if set forth on this cover page.

      IN WITNESS WHEREOF, the parties have executed this Stock Option Agreement in duplicate as of the Grant Date.

ANGELICA CORPORATION

By    /s/ Don W. Hubble                             /s/ Stephen M. O'Hara
  -------------------------                      ---------------------------
  Chairman of the Board                          Optionee



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                            ANGELICA CORPORATION

                     NONQUALIFIED STOCK OPTION AGREEMENT

      This Stock Option Agreement (this "Agreement"), along with its cover page, represents the agreement regarding the grant of a stock option (the "Option") by and between the Company and the Optionee pursuant to that certain Employment Agreement dated September 15, 2003 by and between the Company and the Optionee.

1. GRANT OF OPTION. The Company hereby grants to the Optionee the right, privilege and option to purchase the number of shares of common stock, $1.00 par value per share (the "Common Stock"), of the Company at a price per share, both as reflected in the cover page, in the manner and subject to the conditions provided herein. The Option is not intended to be an Incentive Stock Option, as defined in Section 422 of the Internal Revenue Code of 1986, as amended, with respect to any shares subject hereto.

2. TIME OF EXERCISE OF OPTION. The Option shall become exercisable as provided on the cover page, except all options granted to Optionee under the Agreement that are not then exercisable shall become immediately exercisable upon the occurrence of a Change in Control. The Option will become exercisable only to the extent that the Optionee is employed by the Company on such date. Once exercisable, the Option shall remain exercisable until such Option terminates pursuant to Section 4 of this Agreement.

      For purposes of this Agreement, a "Change is Control" means:

             (i) the acquisition by any individual, entity or group, or a Person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of ownership of 20% or more of either (a) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); or

             (ii) individuals who, as the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election, by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule l4a-11 of Regulation l4A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

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             (iii) approval by the stockholders of the Company of a
             reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (1) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by no Person beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation, entitled to vote generally in the election of directors, and (3) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

             (iv) approval by the stockholders of the Company of (a) a complete liquidation or dissolution of the Company or (b) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (1) more than 50% of, respectively, the then outstanding shares of common stock all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

3. METHOD OF EXERCISE OF OPTION. The Option shall be exercisable in whole or in part to the extent then exercisable by written notice delivered to the Office of General Counsel of the Company stating the number of shares with respect to which the Option is


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      being exercised, accompanied by payment (i) by check or, in the discretion of the Compensation and Organization Committee, by either
      (ii) the delivery to the Company of shares of Common Stock then owned by the Optionee having a fair market value equal to the exercise price of all shares of Common Stock subject to such exercise or (iii) by any combination of cash and stock.

4. TERMINATION OF OPTION. The Option, to the extent exercisable on the date that the Optionee ceases to be an employee of the Company, shall terminate in all events on the earliest to occur of the following:

           (i)    the Expiration Date specified in the cover page; or

           (ii) three months after the date on which the Optionee ceases to be an employee of the Company for any reason other than death, retirement or disability; or

           (iii) twelve months after the date on which the Optionee ceases to be an employee of the Company due to death; or

           (iv) twelve months after the date on which the Optionee ceases to be an employee of the Company due to retirement or disability, provided, however, that, if the Optionee dies within the twelve-month period after his or her termination of employment due to retirement or disability, then three months after his death or the remainder of the twelve-month period, whichever is longer.

5. NON-TRANSFERABILITY OF OPTION. The Option is non-transferable by the Optionee except by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order (as defined in Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules promulgated thereunder) or to a Permissible Transferee, and shall be exercisable during the Optionee's lifetime only by the Optionee or by a Permissible Transferee. In the event of the Optionee's death, a Permissible Transferee or the executor or administrator of the Optionee's estate, as applicable, may exercise the Option. For purposes of this Agreement, a "Permissible Transferee" is
      (i) one or more members of the Optionee's family, (ii) one or more trusts for the benefit of the Optionee and/or one or more members of the Optionee's family, or (iii) one or more partnerships (general or limited), corporations, limited liability companies or other entities in which the aggregate interests of the Optionee and members of the Optionee's immediate family exceed 80 percent of all interests. The Optionee's immediate family for this purpose includes only the Optionee's spouse, children and grandchildren.

6. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC. If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividends or stock splits), there shall be a corresponding adjustment as to the number of shares covered under the Option and in the purchase price per share, to the end that the Optionee shall retain the Optionee's proportionate interest without change in the total purchase price under the Option.

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